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                                                                     Exhibit 3.3



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                        THE COMPANIES ACT 1985 and 1989

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                        PUBLIC COMPANY LIMITED BY SHARES

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                            ARTICLES OF ASSOCIATION

                                       of

                            R S L COMMUNICATIONS PLC

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                                  PRELIMINARY

1. (a) The Regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 and 1989 as amended by the Companies (Tables A to F) (Amendment) Regulations 1985 and 1989 (such Table being hereinafter called "Table A") shall apply to the Company save in so far as they are excluded or varied hereby and such Regulations (save as so excluded or varied) and the Articles hereinafter contained shall be the regulations of the Company.

     (b) In these Articles the expressions "the Act" means the Companies Act 1985 and 1989, but so that any reference in these Articles to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

                              ALLOTMENT OF SHARES

2. (a) Shares which are comprised in the authorised but unissued share capital of the Company shall be under the control of the Directors who may (subject to Sections 80 and 89 of the Act and to paragraphs (b) and (c) below) allot, grant options over or otherwise dispose of the same, to such persons, on such terms and in such manner as they think fit.

     (b) The Directors are generally and unconditionally authorised for the purposes of Section 80 of the Act, to exercise any power of the Company to allot and grant rights to subscribe for or convert securities into shares of the Company up to the amount of the authorised share capital with which the Company is incorporated at any time or times during the period of five years from the date of incorporation and the Directors may, after that period, allot any shares or grant any such rights under this authority in pursuance of an offer of agreement so to do made by the Company within that period. The authority hereby given may at any time (subject to the said Section 80) be renewed, revoked or varied by Ordinary Resolution of the Company in General Meeting.


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     (c) The Directors are empowered to allot and grant rights to subscribe for or convert securities into shares of the Company pursuant to the authority conferred under paragraph (b) above as if Section 89(1) of the Act did not apply. This power shall enable the Directors to allot and grant rights to subscribe for or convert securities into shares of the Company after its expiry in pursuance of an offer or agreement so to do made by the Company before its expiry.

     (d) Save as authorised by the Act, the Company shall not give, whether directly or indirectly, any financial assistance (as defined in Section 152(1(a) of the Act) for any such purposes as is specified in Section 151 of the Act.

     (e) Save as permitted by Section 101(2) of the Act, no shares of the Company shall be allotted except as paid up at least as to one quarter of their nominal value and the whole of any premium.

                                     SHARES

3. The liability of any Member in default in respect of a call shall be increased by the addition at the end of the first sentence of Clause 18 in Table A of the words "and all expenses that may have been incurred by the Company by reason of such non-payment".

                        GENERAL MEETINGS AND RESOLUTIONS

4. (a) A notice convening a General Meeting shall be required to specify the general nature of the business to be transacted only in the case of special business and Clause 38 in the Table A shall be modified accordingly.

All business shall be deemed special that is transacted at an Extraordinary General Meeting, and also all that is transacted at an Annual General Meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets, and the reports of the Directors and Auditors, and the appointment of, and the fixing of the remuneration of, the Auditors.

     (b) Every notice convening a General Meeting shall comply with the provisions of Section 372(3) of the Act as to giving information to Members in regard to their right to appoint proxies; and notices of and other communications relating to any General Meeting which any Member is entitled to receive shall be sent to the Directors and to the Auditors for the time being of the Company.

5. (a) Clause 40 in Table A shall be read and construed as if the words "at the time when the Meeting proceeds to business" were added at the end of the first sentence.

     (b) If a quorum is not present within half an hour form the time appointed for a General Meeting the General Meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the Directors may determine; and if at the adjourned General Meeting a quorum is not present within half an hour from the time appointed therefore such adjourned General Meeting shall be dissolved.

     (c) Clause 41 in Table A shall not apply to the Company.


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                            APPOINTMENT OF DIRECTORS

6. (a) Clause 64 in Table A shall not apply to the Company.

     (b) The maximum number and minimum number respectively of the Directors may be determined from time to time by Ordinary Resolution in General Meeting of the Company. Subject to and in default of any such determination there shall be no maximum number of Directors and the minimum number of directors shall be two.

     (c) The Directors shall not be required to retire by rotation and Clauses 73 to 80 (inclusive) in Table A shall not apply to the Company.

     (d) No person shall be appointed a Director at any General Meeting unless either:

     (i) he is recommended by the Directors; or

     (ii) not less than fourteen nor more than thirty-five clear days before the date appointed for the General Meeting, notice executed by a Member qualified to vote at the General Meeting has been given to the Company of the intention to propose that person for appointment, together with notice executed by that person of his willingness to be appointed.

     (e) Subject to paragraph (d) above, the Company may by Ordinary Resolution in General Meeting appoint any person who is willing to act to be a Director, either to fill a vacancy or as an additional Director.

     (f) The Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed any number determined in accordance with paragraph (b) above as the maximum number of Directors and for the time being in force.

                                BORROWING POWERS

7. The Directors may exercise all the powers of the Company to borrow money without limit as to amount and upon such terms and in such manner as they think fit, and subject (in the case of any security convertible into shares) to
Section 80 of the Act to grant any mortgage, charge or standard security over its undertaking, property and uncalled capital, or any part thereof and to issue debentures, debenture stock, and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

                              ALTERNATE DIRECTORS

8. (a) An alternate Director shall not be entitled as such to receive any remuneration from the Company, save that he may be paid by the Company such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, and the first sentence of Clause 66 in Table A shall be modified accordingly.


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     (b) A Director, or any such other person as is mentioned in Clause 65 in
Table A, may act as an alternate Director to represent more than one Director, and an alternate Director shall be entitled at any meeting of the Directors or of any committee of the Directors to one vote for every Director whom he represents in addition to his own vote (if any) as a Director, but he shall count as only one for the purpose of determining whether a quorum is present.

                         DISQUALIFICATION OF DIRECTORS

9. The office of a Director shall be vacated if he becomes incapable by reason of illness or injury of managing and administering his property and affairs, and Clause 81 in Table A shall be modified accordingly.

                            GRATUITIES AND PENSIONS

10. (a) The Directors may exercise the powers of the Company conferred by Clause 4(f) of the Memorandum of Association of the Company and shall be entitled to retain any benefit received by them or any of them by reason of the exercise of any such powers.

     (b) Clause 87 in Table A shall not apply to the Company.

                            PROCEEDINGS OF DIRECTORS

11. (a) A Director may vote, at any meeting of the Directors or of any committee of the Directors, on any resolution, notwithstanding that it in any way concerns or relates to a matter in which he has, directly or indirectly, any kind of interest whatsoever, and if he shall vote on any such resolution as aforesaid his vote shall be counted; and in relation to any such resolution as aforesaid he shall (whether or not he shall vote on the same) be taken into account to calculating the quorum present at the meeting.

     (b) Clause 94 to 97 (inconclusive) in Table A shall not apply to the Company.

                                   INDEMNITY

12. (a) Every Director or other officer of the Company shall be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise, in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted or in connection with any application under Section 144 or Section 727 of the Act in which relief is granted to him by the Court, and no Director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect in so far as its provisions are not avoided by Section 310 of the Act.

     (b) Clause 118 in Table A shall not apply to the Company.


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                       NAMES AND ADDRESSES OF SUBSCRIBERS

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William Tester
16 St John Street
London EC1M 4AY

Howard Thomas
16 St John Street
London EC1M 4AY

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DATED this 25th day of July 1996

WITNESS to the above Signatures:-

David J. Wootton
16 St John Street
London EC1M 4AY


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